UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 17, 2018

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 18, 2018, Stock Yards Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the election of John L. Schutte, to the Company's and Bank's Boards of Directors. His election occurred at the Company's Board meeting held on July 17, 2018.

Schutte, 55, currently serves as the Chief Executive Officer of GeriMed, Inc., a nationwide group purchasing organization specializing in long-term care pharmacy services for independent pharmacies that serve long-term care providers, such as nursing homes, assisted living facilities, and hospice, as well as prison populations. GeriMed also operates a Pharmacy Services Administration Organization (PSAO) for its customer base, which negotiates contracts with all of the national health plans and pharmacy benefit managers for its customer base and provides pharmacy reimbursement services. In February 2017, Schutte founded MainPointe Pharmaceuticals, a national company that markets and distributes pharmaceuticals as well as OTC products and supplements. He is involved in numerous real estate partnership developments in the Louisville area. He also previously served as Chairman of the Board of VistaPharm, for which he was the largest shareholder, until it was sold in December 2015. Schutte also serves on the boards of the National Community Pharmacists Association Foundation, the Senior Care Pharmacy Coalition, and SJ Kids Foundation.

At the Board's July 17, 2018, meeting, Schutte was appointed to the Company's Audit Committee and the Compensation Committee. His annual compensation as a Board member will be in accordance with guidelines set forth in the Company's proxy statement dated March 23, 2018. As a new member of the Board, the Company anticipates that he will be granted the customary Stock Appreciation Rights for 1,000 shares of common stock. This grant will have a ten-year term, will vest at the rate of 20% per year, and will have a strike price of 100% of the closing market price of the Company's common stock on the grant date. He may receive additional stock options and/or grants in the future as approved by the Board of Directors. As with the Company's other directors, Schutte will execute an indemnification agreement between himself, Stock Yards Bank & Trust Company, and Stock Yards Bancorp, Inc.

There are no understandings or arrangements with any person regarding Schutte's election to the Board, and there are no family relationships between him and any other officer or director of the Company. Stock Yards Bank & Trust Company has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of Stock Yards Bancorp, and the Bank, their associates and corporations with which they are connected. Any lending transactions with Schutte in the future will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or Stock Yards Bancorp.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits

99.1 Press Release dated July 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 18, 2018	STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer